Exhibit 99.1

            ANSYS, INC. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

        - Announces Results for Highly Successful Quarter

        - Closes Fluent Acquisition and Makes Significant Integration Progress

     SOUTHPOINTE, Pa., Aug. 3 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced a new Company record for quarterly non-GAAP operating results and increased its 2006 non-GAAP guidance. On May 1, 2006, ANSYS successfully completed its acquisition of Fluent Inc.

     "This quarter was a historic one for ANSYS and for all of our stockholders, employees, customers and partners, as we completed the transforming acquisition of Fluent," stated ANSYS President and CEO, Jim Cashman. "We are optimistic that this initial quarterly report today, which includes two months of operations as a combined company, is only the beginning as we continue to focus and execute on our integration plan and long-term strategy for the Company. Compared to a year ago, this quarter's non-GAAP revenues increased in excess of 80% while non-GAAP diluted earnings per share increased 29%. We continue to maintain a strong balance sheet, ending the quarter with a new all-time high deferred revenue balance of $95.4 million. As a result of the success of the quarter and the current prospects for the remainder of the year, I am pleased to also announce that we are increasing our non-GAAP guidance for 2006."

     ANSYS' second quarter and year-to-date 2006 financial results are presented below. ANSYS' 2006 second quarter GAAP results are heavily impacted by a one-time charge of $28.1 million related to in-process research and development associated with the recent acquisition of Fluent. The non-GAAP results include, for the first time, charges for stock-based compensation, and exclude the income statement effects of purchase accounting for deferred revenue, acquisition-related amortization of intangible assets and the one- time acquired in-process research and development charge. Non-GAAP and GAAP results reflect:

     - Total non-GAAP revenue of $68.2 million as compared to $37.7 million in the second quarter of 2005; total non-GAAP revenue of $114.2 million in the first six months of 2006 as compared to $75.3 million in the first six months of 2005; total GAAP revenue of $62.3 million as compared to $37.7 million in the second quarter of 2005; total GAAP revenue of $108.3 million in the first six months of 2006 as compared to $75.3 million in the first six months of 2005;

     - A non-GAAP operating profit margin of 36.3% as compared to 38.4% in the second quarter of 2005; a non-GAAP operating profit margin of 38.1% in the first six months of 2006 as compared to 38.5% in the first six months of 2005; a GAAP operating profit margin of (23.3)% as compared to 35.4% in the second quarter of 2005; a GAAP operating profit margin of 3.1% in the first six months of 2006 as compared to 35.5% in the first six months of 2005;

     - Non-GAAP net income of $15.4 million as compared to $10.5 million in the second quarter of 2005; non-GAAP net income of $29.0 million in the first six months of 2006 as compared to $20.9 million in the first six months of 2005; a GAAP net loss of $19.4 million as compared to GAAP net income of $9.8 million in the second quarter of 2005; a GAAP net loss of $6.5 million in the first six months of 2006 as compared to GAAP net income of $19.5 million in the first six months of 2005; and

     - Non-GAAP diluted earnings per share of $0.40 as compared to $0.31 in the second quarter of 2005; non-GAAP diluted earnings per share of $0.80 in the first six months of 2006 as compared to $0.62 in the first six months of 2005; a GAAP diluted loss per share of ($0.53) as compared to GAAP diluted earnings per share of $0.29 in the second quarter of 2005; a GAAP diluted loss per share of ($0.19) in the first six months of 2006 as compared to GAAP diluted earnings per share of $0.58 in the first six months of 2005.

     The Company's GAAP and non-GAAP results reflect stock-based compensation charges related to the January 1, 2006 adoption of SFAS No. 123R "Accounting for Stock-Based Compensation" of approximately $1.0 million or $0.03 diluted earnings per share for the second quarter of 2006 and approximately $2.0 million or $0.06 diluted earnings per share for the first six months of 2006. Because the Company elected prospective adoption of SFAS No. 123R, as permitted by SFAS No. 123R, the 2005 results do not reflect charges for stock- based compensation.

     The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2006 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months and six months ended June 30, is included in the condensed financial information included in this release.

     Commenting on the Company's integration of Fluent, Cashman stated, "I am very encouraged by our integration accomplishments in these first few months and wish to express my sincere appreciation to both teams for their tireless efforts, dedication and cooperation in this important effort as we continue to build upon the foundation for expanding our role as the global leader in engineering simulation."

     In addition to the May 2006 acquisition of Fluent, other recent partnership and industry recognition highlights for the Company include:

     - Being named among FORTUNE Small Business Fastest-Growing Companies for the third consecutive year.

     - Announcing collaboration with Granta Design Ltd., the leader in materials information management, to allow interoperability within ANSYS and Granta's systems to empower product design.

     - Being recognized for the fifth consecutive year in Business 2.0's Annual 'B2 100' Ranking of Fastest-Growing Tech Companies.

     - Announcing a partnership with MatWeb, allowing integration with ANSYS(R) Workbench(TM), which expands material property data available to ANSYS software users.

     "Looking ahead," Cashman stated, "as we continue to build on the momentum and strength of the first half results of 2006 and with the integration efforts well underway, we believe that we are poised for the next exciting phase in ANSYS' history and are increasing the Company's non-GAAP outlook for 2006. While we are excited for the second half of the year, we are even more optimistic about the opportunities for ANSYS in the years to come. We are committed to focusing our efforts and resources to respond to our customers' increasing needs and to building for the future."

     Management's Financial Outlook

     The Company has provided its 2006 revenue and earnings per share guidance below. The revenue and earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP revenue and non-GAAP diluted earnings per share exclude the income statement effects of purchase accounting for deferred revenue, acquisition-related amortization of intangible assets and acquired in-process research and development. In previous quarters, the Company's non-GAAP guidance also excluded estimated stock-based compensation costs. For the first time, the Company's non-GAAP results for the second quarter 2006 and the financial outlook for the third quarter and future periods include the effect of stock-based compensation.

     As required by FASB Statement 123(R) and recent guidance issued by the Securities and Exchange Commission, effective January 1, 2006, the Company records expenses and tax benefits related to stock-based compensation. As a result, the GAAP and non-GAAP estimates for earnings per share provided below reflect the anticipated impact of stock-based compensation. The Company issues both nonqualified and incentive stock options; however, incentive stock options comprise a significant portion of outstanding stock options. The tax benefits associated with incentive stock options are unpredictable, as they are predicated upon an award recipient triggering an event that disqualifies the award and which then results in a tax deduction to the Company. GAAP requires that these tax benefits be recorded at the time of the triggering event. The triggering events for each option holder are not easily projected. In order to estimate the tax benefit related to incentive stock options, the Company makes many assumptions and estimates, including the number of incentive stock options that will be exercised during the period by U.S. employees, the number of incentive stock options that will be disqualified during the period and the fair market value of the Company's stock price on the exercise dates. Each of these items is subject to significant uncertainty. Additionally, a significant portion of the tax benefits related to disqualified incentive stock options is accounted for as an increase to equity (additional paid-in capital) rather than as a reduction in income tax expense, especially in the periods most closely following the adoption date of Statement 123(R). Although all such benefits continue to be realized through the Company's tax filings, this accounting treatment has the effect of increasing tax expense and reducing net income. For example, the Company realized a tax benefit of $2.7 million during the first six months of 2006 related to disqualified incentive stock options; however, only $46,000 of such amount was recorded as a reduction in income tax expense. Because there are significant limitations in estimating the impact of FASB Statement 123(R), including those discussed above, the actual impact of stock-based compensation on GAAP earnings per share may differ materially from the estimated amounts included in the guidance below.

     Third Quarter 2006 Guidance

     The Company currently expects the following for the quarter ending September 30, 2006:

     -    GAAP revenue of approximately $68 - $69 million

     -    Non-GAAP revenue of approximately $75 - $76 million

     -    GAAP diluted earnings per share of $0.12 - $0.15

     -    Non-GAAP diluted earnings per share of $0.35 - $0.36

     Fiscal Year 2006 Guidance

     The Company currently expects the following for the fiscal year ending December 31, 2006:

     -    GAAP revenue in the range of $252 - $257 million

     -    Non-GAAP revenue of approximately $270 - $275 million

     -    GAAP diluted earnings per share of $0.17 - $0.24

     -    Non-GAAP diluted earnings per share of $1.53 - $1.55

     The above guidance includes the impact of the May 1, 2006 acquisition of Fluent from the date of acquisition. Non-GAAP revenue and diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, revenue and diluted earnings per share determined in accordance with GAAP.

     ANSYS will hold a conference call at 10:30 a.m. Eastern Time on August 3, 2006 to discuss second quarter results. To participate in the live conference call, dial 913-312-1279 or 800-829-9048 and enter the passcode "ANSYS" or "26797". The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for one week by dialing 719-457-0820 or 888-203-1112 and entering the passcode "ANSYS" or "26797". The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://www.ansys.com/corporate/investors.asp.

     Use of Non-GAAP Measures

     The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

     Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non- GAAP financial information. Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

     While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

     The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

     Purchase accounting for deferred revenue. As announced on May 1, 2006, ANSYS acquired Fluent Inc. in a series of mergers. In accordance with the fair value provisions of EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred revenue of approximately $31.5 million was recorded on the opening balance sheet, which was approximately $20.1 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP software license revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

     Amortization of intangibles from acquisitions. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization of software and acquired technology and amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

     Acquired in-process research and development. The Company incurs in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP financial measures when it evaluates the continuing operational performance of the Company because these costs do not relate to the Company's ongoing operations and generally cannot be changed or influenced by management at the time of or after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) to compare past and future reports of financial results of the Company as the expense related to in-process research and development is a one-time item recorded on the date of acquisition.

     Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

     Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

       GAAP Reporting Measure          Non-GAAP Reporting Measure
       Revenue                         Adjusted Revenue
       Operating Profit                Adjusted Operating Profit
       Operating Profit Margin         Adjusted Operating Profit Margin
       Net Income                      Adjusted Net Income
       Diluted Earnings Per Share      Adjusted Diluted Earnings Per Share

     About ANSYS, Inc.

     ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

     Certain statements contained in the press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the third quarter and 2006 (both GAAP and non-GAAP to exclude purchase accounting for deferred revenue, acquisition-related amortization, stock-based compensation expense and acquired in-process research and development), statements about management's views concerning the Company's prospects in the remainder of 2006 and subsequent years and the effect of the Fluent acquisition on these prospects, statements regarding the impact of the Fluent acquisition, including statements regarding the integration plan and long-term strategy, statements regarding collaboration with Granta Design Ltd., statements regarding a partnership with MatWeb, statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, and statements regarding the focus of our energy and resources are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward- looking statements in this press release are subject to risks and uncertainties, including, but not limited to, that the businesses of ANSYS and Fluent may not be integrated successfully or that such integration may take longer or cost more to accomplish than expected, that potential difficulties may arise in the assimilation of operations, strategies, technologies and products of Fluent, that key personnel of Fluent may not stay with ANSYS, and that management's attention may be diverted from other business concerns. Additional risks include the risk of a general economic downturn in one or more of ANSYS' primary geographic regions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2006 Annual Report and Form 10-K, as amended. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

     ANSYS, ANSYS Workbench, CFX, AUTODYN, FLUENT and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

                          ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                        Three Months Ended              Six Months Ended
                                   ----------------------------   ----------------------------
                                     June 30,        June 30,       June 30,        June 30,
                                       2006            2005           2006            2005
                                   ------------    ------------   ------------    ------------
Revenue:
  Software licenses                $     34,763    $     19,794   $     61,515    $     40,269
  Maintenance and service                27,501          17,862         46,760          35,011

       Total revenue                     62,264          37,656        108,275          75,280

Cost of sales:
  Software licenses                       1,700           1,160          3,190           2,413
  Amortization of software
   and acquired technology                3,739             881          4,647           1,788
  Maintenance and service                 8,014           3,796         12,484           7,654
       Total cost of sales               13,453           5,837         20,321          11,855

Gross profit                             48,811          31,819         87,954          63,425

Operating expenses:
  Selling, general and
   administrative                        22,020          10,600         33,859          21,146
  Research and development               11,622           7,506         20,979          14,819
  Amortization                            1,576             385          1,704             711
  In-process research and
   development                           28,100               -         28,100               -
       Total operating expenses          63,318          18,491         84,642          36,676

Operating (loss) income                 (14,507)         13,328          3,312          26,749

Interest (expense) income                  (919)            984            593           1,708
Other (expense) income                     (263)             62            (77)            (49)

(Loss) income before income
 tax provision                          (15,689)         14,374          3,828          28,408

Income tax provision                      3,704           4,599         10,308           8,950

Net (loss) income                  $    (19,393)   $      9,775   $     (6,480)   $     19,458

Earnings per share - basic:
  Basic earnings per share         $      (0.53)   $       0.31   $      (0.19)   $       0.62
  Weighted average shares -
   basic                                 36,306          31,667         34,214          31,579

Earnings per share - diluted:
  Diluted earnings per share       $      (0.53)   $       0.29   $      (0.19)   $       0.58
  Weighted average shares -
   diluted                               36,306          33,782         34,214          33,688

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended June 30, 2006
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                            Non-GAAP
                                  Reported        Adjustments       Results
                                ------------     ------------    ------------
Total revenue:                  $     62,264     $      5,939(1) $     68,203

Operating (loss) income              (14,507)          39,250(2)       24,743

Operating profit margin                (23.3)%                           36.3%

Net (loss) income               $    (19,393)    $     34,834(3) $     15,441

Earnings per share - diluted:
  Diluted earnings per share    $      (0.53)                    $       0.40
  Weighted average shares -
   diluted                            36,306            2,104(4)       38,410

     (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

     (2) Amount represents $5.2 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $5.9 million adjustment to revenue as reflected in (1) above.

     (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $4.4 million.

     (4) Amount represents common stock equivalents that are dilutive in the calculation of non-GAAP diluted earnings per share.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                    For the three months ended June 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                            Non-GAAP
                                  Reported        Adjustments       Results
                                ------------     ------------    ------------
Total revenue:                  $     37,656                -    $     37,656

Operating income                      13,328            1,136(1)       14,464

Operating profit margin                 35.4%                            38.4%

Net income                      $      9,775     $        738(2) $     10,513

Earnings per share - diluted:
  Diluted earnings per share    $       0.29                     $       0.31
  Weighted average shares -
   diluted                            33,782                           33,782

     (1) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

     (2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $398,000.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                     For the six months ended June 30, 2006
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                            Non-GAAP
                                  Reported        Adjustments       Results
                                ------------     ------------    ------------
Total revenue:                  $    108,275     $      5,939(1) $    114,214

Operating income                       3,312           40,171(2)       43,483

Operating profit margin                  3.1%                            38.1%

Net (loss) income               $     (6,480)    $     35,433(3) $     28,953

Earnings per share - diluted:
  Diluted earnings per share    $      (0.19)                    $       0.80
  Weighted average shares -
   diluted                            34,214            2,053(4)       36,267

     (1) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

     (2) Amount represents $6.1 million of amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements, $28.1 million of acquired in-process research and development expense that was purchased in the Fluent acquisition and immediately expensed, as well as the $5.9 million adjustment to revenue as reflected in (1) above.

     (3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $4.7 million.

     (4) Amount represents common stock equivalents that are dilutive in the calculation of non-GAAP diluted earnings per share.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                     For the six months ended June 30, 2005
                      (in thousands, except per share data)
                                   (Unaudited)

                                     As                            Non-GAAP
                                  Reported        Adjustments       Results
                                ------------     ------------    ------------
Total revenue:                  $     75,280                -    $     75,280

Operating income                      26,749            2,224(1)       28,973

Operating profit margin                 35.5%                            38.5%

Net income                      $     19,458     $      1,445(2) $     20,903

Earnings per share - diluted:
  Diluted earnings per share    $       0.58                     $       0.62
  Weighted average shares -
   diluted                            33,688                           33,688

     (1) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.

     (2) Amount represents the impact of the adjustments to operating income referred to in (1) above, adjusted for the related income tax impact of $779,000.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                               June 30,     December 31,
                                                 2006           2005
                                             ------------   ------------
ASSETS:

Cash & short-term investments                $    103,109   $    194,232
Accounts receivable, net                           29,937         19,134
Goodwill                                          430,823         43,277
Other intangibles, net                            218,513         10,589
Other assets                                       86,512         38,277

   Total assets                              $    868,894   $    305,509

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                             $     95,394   $     49,894
Long-term debt (including current portion)        170,552              -
Other liabilities                                  99,646         30,638
Stockholders' equity                              503,302        224,977

     Total liabilities &
      stockholders' equity                   $    868,894   $    305,509

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                        Quarter Ending September 30, 2006

                                                Earnings Per
                                                Share Range
                                                 - Diluted
                                               -------------
U.S. GAAP expectation                          $0.12 - $0.15
Adjustment to exclude purchase accounting
 adjustments to deferred revenue               $0.10 - $0.11
Adjustment to exclude acquisition-related
 amortization                                  $0.11 - $0.12

Non-GAAP expectation                           $0.35 - $0.36

                          ANSYS, INC. AND SUBSIDIARIES
                   Reconciliation of Forward-Looking Guidance
                          Year Ending December 31, 2006

                                                Earnings Per
                                                Share Range
                                                 - Diluted
                                               -------------

U.S. GAAP expectation                          $0.17 - $0.24
Adjustment to exclude purchase accounting
 adjustments to deferred revenue               $0.27 - $0.29
Adjustment to exclude acquisition-related
 amortization                                  $0.32 - $0.34
Adjustment to exclude acquired in-process
 research and development                      $0.72 - $0.73

Non-GAAP expectation                           $1.53 - $1.55

SOURCE  ANSYS, Inc.
    -0-                             08/03/2006
    /CONTACT: Investors, Lisa O'Connor, +1-724-514-1782, or lisa.oconnor@ansys.com, or Media, Kelly Wall, +1-724-514-3076, or kelly.wall@ansys.com, both of ANSYS, Inc./
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /
    (ANSS)